Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION announces THIRD quarter 2018 Results

San Jose, Calif. (November 7, 2018) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the third quarter ended September 30, 2018.

“During the third quarter, we delivered billings in line with our expectations and managed operating expenses below the low end of our range, resulting in better-than-expected profitability.  In product licensing, we announced a significant strategic partnership with IMAX that significantly enhances our content ecosystem supporting growth opportunities in the home and mobile markets,” said Jon Kirchner, chief executive officer of Xperi. “On the Semiconductor and IP licensing side, interest in our hybrid bonding solutions is accelerating and we have now engaged multiple partners in evaluations of our DBI technology for memory applications including stacked DRAM and 3D NAND. We believe this technology is going to be widely deployed by the memory industry over the long term.”

Financial Highlights

($ and share count in thousands)

	GAAP		Non-GAAP
	Q3 2018	Q3 2017	Q3 2018	Q3 2017
Billings [1]	$100,587	$85,308	$100,587	$85,308
Total Operating Expense [2]	$92,126	$98,434	$57,465	$58,642
Interest Expense [1]	$6,343	$7,371	$6,343	$7,371
Other Income / (Expense) [2]	$1,737	$739	$160	$739
Cash Tax Payments [1]	$4,462	$4,405	$4,462	$4,405
Diluted Shares Outstanding	48,958	49,469	51,776	52,794

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

Other Relevant Metrics	Q3 2018	Q3 2017
Operating Cash Flow [1]	$29,398	$39,967
Cash, Cash Equivalents, S-T Investments and Restricted Cash	$105,435	$157,300

1 Q3 2017 operating cash flow includes receipt of a late customer payment of approximately $11 million that should have been received in Q2 2017.  Q3 2018 operating cash flow was impacted by approximately $6 million in billings invoiced late in Q3, most of which has already been collected in Q4.

Stock Repurchase Program

During the third quarter of 2018, the Company repurchased approximately 461 thousand shares of common stock for an aggregate amount of $7.2 million. These purchases were executed under the Company's stock repurchase program. As of September 30, 2018, the Company had approximately $106 million remaining under its current repurchase program.

Dividends

On September 6, 2018, the Company paid $9.8 million to stockholders of record on August 16, 2018, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on October 25, 2018, the Board of Directors approved the quarterly dividend of $0.20 per share of common stock, payable on December 19, 2018, to stockholders of record on November 28, 2018.

Financial Guidance

Consequent with the introduction of the new revenue accounting standard, ASC 606, the Company announced it would begin using billings as a key measure of business progress. As a result, the Company’s outlook is now based on billings rather than GAAP revenue. For additional information regarding the Company’s approach to guidance, please review the “ASC 606 Business Metrics and Guidance Approach” presentation given by the Company on January 25, 2018, at http://investor.xperi.com/events.cfm.

Q4 2018	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$109M to 124M	$109M to 124M
Operating Expense	$95M to 99M	$59M to 63M

1 Measures are the same for both the GAAP and Non-GAAP presentation.

The Company is lowering the high end of its fiscal year 2018 billings range to reflect greater visibility at this point in the year and updated timing and risk adjustments associated with the Semiconductor and IP Licensing forecast. The Company is also reducing its operating expense outlook for the year and adjusting down its diluted share count due to buybacks.  Additionally, the Company is updating its operating cash flow outlook to reflect changes in billings and expenses, and balance sheet movements.

The revised 2018 outlook is as follows:

FY 2018	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$415M to 430M	$415M to 430M
Operating Expense	$377M to 381M	$235M to 239M
Cash Tax Payments [1]	$16M to 20M	$16M to 20M
Fully Diluted Shares	49.0M	52.0M
Operating Cash Flow [1]	$120M to 130M	$120M to 130M

1 Measures are the same for both the GAAP and Non-GAAP presentation.

Conference Call Information

The Company will hold its third quarter 2018 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, November 7, 2018. To access the call in the U.S., please dial 1-877-260-1479, and for international callers dial +1 334-323-0522, approximately 15 minutes prior to the start of the conference call. The conference ID is 5577657. The conference call will also be broadcast live over the Internet at http://investor.xperi.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, the expected benefits of the Company’s strategic partnership with IMAX, and the anticipated market adoption of hybrid bonding solutions in the memory industry. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company's technologies; pricing trends, including the Company's ability to achieve economies of scale; and other developments in the markets in which the Company operates, as well as management's response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company's recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the "SEC"). The Company's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands, DTS, FotoNation, HD Radio, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, automotive, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call +1 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, HD Radio, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Billings

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Management evaluates the Company’s financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of our financial results. Billings may vary materially from revenue recorded under U.S. GAAP.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, restructuring and other related exit costs. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial metrics.

Xperi PR Contact:

Jordan Miller, +1 818-436-1082

jordan.miller@xperi.com

Xperi Investor Relations Contact:

Geri Weinfeld, +1 818-436-1231

geri.weinfeld@xperi.com

– Tables Follow –

SOURCE: XPERI CORP

XPER-E

# # #

XPERI CORPORATION

FINANCIAL INFORMATION SCHEDULE

COMPONENTS OF GAAP AND NON-GAAP OPERATING EXPENSE

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2018	2017
GAAP operating expense - components
Cost of revenue	$5,003	$1,667
Research, development and other related costs	24,189	25,840
Selling, general and administrative	28,084	33,995
Amortization expense	27,208	27,769
Litigation expense	7,642	9,163
Total operating expenses	$92,126	$98,434

	Three Months Ended
	September 30,
	2018	2017
Non-GAAP operating expense - components
Cost of revenue	$5,003	$1,667
Research, development and other related costs	20,937	21,712
Selling, general and administrative	23,883	26,100
Litigation expense	7,642	9,163
Total operating expenses	$57,465	$58,642

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2018	2017
GAAP operating expenses	$92,126	$98,434
Adjustments to non-GAAP operating expenses:
Stock-based compensation --R&D	(3,252)	(3,290)
Stock-based compensation --SG&A	(4,201)	(5,086)
Amortization expense	(27,208)	(27,769)
Acquisition & related expense--R&D	—	(838)
Acquisition & related expense--SG&A	—	(2,809)
Non-GAAP operating expenses	$57,465	$58,642

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OTHER INCOME/(EXPENSE)

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2018	2017
GAAP other income/(expense)	$1,737	$739
Adjustments to non-GAAP other income/(expense):
Interest income from significant financing components under Topic 606	(1,577)	—
Non-GAAP other income/(expense)	$160	$739

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE

(in millions)

(unaudited)

	Three months ended		Year ended
	December 31, 2018		December 31, 2018
	Low	High	Low	High
GAAP expense	$95	$99	$377	$381
Stock-based compensation--R&D	(4)	(4)	(14)	(14)
Stock-based compensation--SG&A	(5)	(5)	(17)	(17)
Acquisition & related expense	—	—	(3)	(3)
Amortization expense	(27)	(27)	(108)	(108)
Total of non-GAAP adjustments	(36)	(36)	(142)	(142)
Non-GAAP expense	$59	$63	$235	$239

5